Exhibit 99.1

WK Kellogg Co
Financial News Release

Analyst Contact:
Karen Duke (269) 401-3164
Matt Harrison (269) 401-3326

Media Contact:
Stacy Flathau (269) 401-3002

WK Kellogg Co Announces Third Quarter Financial Results and Raises 2024 Adjusted EBITDA Guidance

BATTLE CREEK, Mich. - November 7, 2024 - WK Kellogg Co (NYSE: KLG) today reported financial results for its third quarter ended September 28, 2024.

Third Quarter Financial Highlights:

•Reported net sales decreased 0.4% year-over-year
•Adjusted net sales increased 0.7% year-over-year when compared to standalone adjusted net sales
•Reported net income (loss) decreased 126.2% year-over-year
•Adjusted net income increased 8.0% year-over-year when compared to standalone adjusted net income
•Adjusted EBITDA grew 27.5% year-over-year when compared to standalone adjusted EBITDA
•Company reaffirms 2024 adjusted net sales growth guidance
•Company raises 2024 adjusted EBITDA growth guidance range to 5% to 6%, up from 3% to 5%

“I am pleased with our third quarter results, as we continue to deliver on our financial commitments,” said Gary Pilnick, Chairman and Chief Executive Officer. “This quarter marks WK’s first full year as an independent company, and we are making good progress executing our strategic priorities as we transform our business.”

Financial Summary:	Quarter ended			Year-to-date period ended
(millions)	September 28, 2024	September 30, 2023	% Change	September 28, 2024	September 30, 2023	% Change
Reported net sales	$689	$692	(0.4)%	$2,068	$2,112	(2.1)%
Adjusted net sales*	$689	$692	(0.4)%	$2,068	$2,112	(2.1)%
Standalone adjusted net sales*	$689	$684	0.7%	$2,068	$2,087	(0.9)%

Reported net income (loss)	$(11)	$42	(126.2)%	$53	$95	(44.2)%
Adjusted net income*	$27	$28	(3.6)%	$96	$127	(24.4)%
Standalone adjusted net income*	$27	$25	8.0%	$96	$120	(20.0)%
EBITDA*	$12	$72	(83.3)%	$153	$174	(12.1)%
Adjusted EBITDA*	$65	$55	18.2%	$217	$215	0.9%
Standalone adjusted EBITDA*	$65	$51	27.5%	$217	$206	5.3%
Reported net income margin	(1.6)%	6.0%	(7.6)%	2.6%	4.5%	(1.9)%
Adjusted EBITDA margin*	9.5%	8.0%	1.5%	10.5%	10.2%	0.3%
Standalone adjusted EBITDA margin*	9.5%	7.5%	2.0%	10.5%	9.9%	0.6%
*Adjusted net sales, Standalone adjusted net sales, Adjusted net income, EBITDA, Adjusted EBITDA, Standalone adjusted EBITDA, Adjusted EBITDA margin and Standalone adjusted EBITDA margin are non-GAAP financial measures. See the "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures, including a definition of each non-GAAP financial measure and reconciliations of each non-GAAP financial measure to the most directly comparable financial measure determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Standalone measures apply to periods prior to the Company’s spin-off from Kellanova on October 2, 2023. Growth rates are calculated using the respective standalone measure as the base year comparable measures.

Third Quarter and Year-to-Date 2024 Business Performance

Third quarter reported net sales were $689 million, a 0.4% decline year-over-year. Third quarter adjusted net sales increased 0.7% year-over-year when compared to standalone adjusted net sales. In the third quarter, price/mix increased 1.8% and volume was down 1.1%. The increase in adjusted net sales was driven by a sequential improvement in volume, reflecting strong back to school execution, which benefited from improved supply.

Year-to-date third quarter 2024 reported net sales were $2,068 million, a 2.1% decline year-over-year. Year-to-date third quarter 2024 adjusted net sales declined 0.9% year-over-year when compared to standalone adjusted net sales. These declines reflect the ongoing challenging business environment.

Third quarter reported net loss was $11 million, a 126.2% decrease year-over-year. This decrease reflects business, portfolio realignment and restructuring costs related to our supply chain modernization plan. Third quarter adjusted EBITDA was $65 million, a 27.5% increase year-over-year when compared to standalone adjusted EBITDA. The increase in adjusted EBITDA reflects improved top line performance, continued operational discipline, and timing of brand building spend.

Year-to-date third quarter reported net income was $53 million, a 44.2% decrease year-over-year. This decrease reflects business, portfolio realignment and restructuring costs related to our supply chain modernization plan. Year-to-date third quarter adjusted EBITDA was $217 million, a 5.3% increase year-over-year when compared to standalone adjusted EBITDA. This increase reflects improved productivity and reduced waste in our supply chain operations.

WK Kellogg Co Full-Year 2024 Financial Outlook
WK Kellogg Co is reaffirming 2024 adjusted Net Sales growth guidance and raising 2024 adjusted EBITDA growth guidance.

•2024 Adjusted Net Sales growth is projected to be at the lower end of the guidance range, (1.0)% to 1.0%

•2024 Adjusted EBITDA growth is now projected to be in the range of 5.0% to 6.0%, up from 3.0% to 5.0%
2024 forecasted growth rates are calculated on an adjusted basis and compared to 2023 standalone adjusted results.

The aforementioned forward-looking non-GAAP financial measures include estimates of certain items as discussed below, from which actual future results may vary. The table below outlines the projected impact of certain other items that are excluded from forward-looking Adjusted EBITDA guidance for 2024:

Impact of certain items excluded from Adjusted EBITDA guidance:
(millions)
Full Year 2024
Interest expense	$30 - $35
Depreciation and amortization expense	$75 - $80
Estimated return on pension assets	$45 - $50
Separation costs	$30 - $35
Business, portfolio realignment and restructuring costs	$60 - $65
Adjusted EBITDA	$271 - $273

The Company has not provided reconciliations of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable forward-looking GAAP financial measure as it is unable to predict with reasonable certainty and without unreasonable effort certain adjustment items including mark-to-market impacts on certain commodity and foreign currency contracts, pension mark-to-market impacts and income tax expense. The timing and amounts of these adjustment items are uncertain and could have a substantial impact on the respective GAAP financial measure. The Company is providing quantification of certain known adjustment items where available.

Conference Call / Webcast
WK Kellogg Co will host a conference call to discuss its third quarter 2024 results and Full Year 2024 outlook on Thursday, November 7, 2024, at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.wkkellogg.com. Information regarding the rebroadcast is available at http://investor.wkkellogg.com.
About WK Kellogg Co

At WK Kellogg Co, we bring our best to everyone, every day through our trusted foods and brands. Our journey began in 1894, when our founder W.K. Kellogg reimagined the future of food with the creation of Corn Flakes, changing breakfast forever. Our iconic brand portfolio includes Kellogg’s Frosted Flakes®, Rice Krispies®, Froot Loops®, Kashi®, Special K®, Kellogg’s Raisin Bran®, and Bear Naked®. With a presence in the majority of households across North America, our brands play a key role in enhancing the lives of millions of consumers every day, promoting a strong sense of physical, emotional and societal wellbeing. Our beloved brand characters, including Tony the Tiger® and Toucan Sam®, represent our deep connections with the consumers and communities we serve. Through our sustainable business strategy – Feeding HappinessTM – we aim to build healthier and happier futures for families, kids and communities. We are making a positive impact, while creating foods that bring joy and nourishment to consumers. For more information about WK Kellogg Co and Feeding Happiness, visit www.wkkellogg.com.

Non-GAAP Financial Measures

The non-GAAP financial measures in this press release are supplemental measures of WK Kellogg Co performance. These non-GAAP financial measures that WK Kellogg Co provides to management and investors exclude certain items that the Company does not consider part of on-going operations. Our management team utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of the business, and for resource allocation decisions, including incentive compensation. As a result, WK Kellogg Co believes the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by the management team and improves investors’ understanding of WK Kellogg Co’s underlying operating performance, which is useful in the analysis of ongoing operating trends. All historical non-GAAP financial measures have been reconciled from the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measures. Standalone metrics apply to periods prior to the spin-off from Kellanova on October 2, 2023 (the "Spin-off").

As non-GAAP financial measures are not standardized, they may not be comparable to financial measures used by other companies or to non-GAAP financial measures having the same or similar names. In order to compensate for such limitations of non-GAAP measures, readers should review the reconciliations and should not consider these measures in isolation from, or as alternatives to, the comparable financial measures determined in accordance with GAAP.

•Adjusted net sales: WK Kellogg Co adjusts the GAAP financial measure to exclude the impact of acquisitions, divestitures and 53rd week transactions. We exclude the items which we believe may obscure trends in our underlying net sales performance. Management uses this non-GAAP measure to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results.

•Standalone adjusted net sales: WK Kellogg Co adjusts the GAAP financial measure to exclude the impact of prior year (pre-Spin-off) intercompany sales arrangements with Kellanova that ceased upon the Spin-off. Management believes that this non-GAAP financial measure provides investors a clearer basis to assess results over time by providing transparency to factors relevant to the pre-Spin-off period that are helpful in assessing baseline comparable information. Standalone metrics apply to periods prior to the Spin-off. Adjusted net sales growth rates are calculated using standalone adjusted net sales as the base year comparable metric.

•Adjusted gross profit and adjusted gross margin: We adjust GAAP gross profit and gross margin to exclude the effect of business, portfolio realignment and restructuring costs, separation costs related to the Spin-Off and mark-to-market impacts from commodity and foreign currency contracts. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives.

•Standalone adjusted gross profit and standalone adjusted gross margin: WK Kellogg Co adjusts the GAAP financial measures to exclude the effect of business, portfolio realignment and restructuring costs, separation costs related to the Spin-off and mark-to-market impacts from commodity and foreign currency contracts resulting in adjusted. Additionally, the Company excludes the impact of prior year (pre Spin off) intercompany sales and royalty arrangements with Kellanova that ceased upon the Spin-off. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented and believes that these measures provide investors a clearer basis to assess results over time by providing transparency to factors relevant to the pre-Spin-off period that are helpful in assessing baseline comparable information. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives. Standalone metrics apply to periods prior to Spin-off. Adjusted gross profit and adjusted gross margin are calculated using standalone adjusted gross profit and gross margin as the base year comparable metric.

•Adjusted EBITDA: WK Kellogg Co adjusts the GAAP financial measure to exclude interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income (expense),net, separation costs related to the Spin-off and business, portfolio realignment and restructuring costs. Management believes that this non-GAAP financial measure provides helpful information in understanding baseline historical information in the pre-Spin periods and provides investors an additional basis to assess over time. Adjusted EBITDA growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Standalone adjusted EBITDA: WK Kellogg Co adjusts the GAAP financial measure to exclude interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income/expenses, separation costs related to the Spin-off and business, portfolio realignment and restructuring costs. Additionally, the Company excludes the impact of prior year (pre-Spin-off) intercompany sales and royalty arrangements with Kellanova that ceased upon the spin-off and for the impact of estimated incremental recurring costs to operate as a standalone company, net of estimated incremental depreciation. Management believes that this non-GAAP financial measure provides helpful information in understanding baseline historical information in the pre-Spin-off period and provides investors an additional basis to assess results over time. Standalone metrics apply to periods prior to Spin-off. Adjusted EBITDA growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Adjusted EBITDA margin: Defined as adjusted EBITDA divided by adjusted net sales. Management believes that this non-GAAP measure provides helpful information in understanding baseline historical information in the pre-Spin-off periods. Adjusted EBITDA margin growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Standalone adjusted EBITDA margin: Defined as standalone adjusted EBITDA divided by standalone adjusted net sales. Management believes that this non-GAAP measure provides helpful information in understanding baseline historical information in the pre-Spin-off periods. Note: Standalone metrics apply to periods prior to the Spin-Off. Adjusted EBITDA margin growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. Cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Management uses this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.

•Adjusted Net Income: We adjust the GAAP net income (loss) for: mark-to-market impacts from commodity and foreign currency contracts, separation costs related to the Spin-Off, business, portfolio realignment and restructuring costs, other income (expense) and the tax impacts of these noted items. Management believes that this non-GAAP financial metric provide investors an additional basis to assess results over time.
•Adjusted Earnings Per Share (EPS): We adjust GAAP EPS for the per share affect of: mark-to-market impacts from commodity and foreign currency contracts, pre-tax separation costs related to the Spin-Off, business, portfolio realignment and restructuring costs, other income (expense) and the tax impacts of these noted items. Management believes that these metrics provide investors an additional basis to assess results over time.

•Standalone Adjusted Net Income: We adjust the GAAP net income (loss) for: mark-to-market impacts from commodity and foreign currency contracts, separation costs related to the Spin-Off, business, portfolio realignment and restructuring costs, other income (expense) and the tax impacts of these noted items. Additionally, the Company excludes the impact of prior year (pre-Spin-off) intercompany sales and royalty arrangements with Kellanova that ceased upon the spin-off and for the impact of estimated incremental recurring costs to operate as a standalone company. Management believes that this non-GAAP financial metric provide investors an additional basis to assess results over time.

•Standalone Adjusted Earnings Per Share (EPS): We adjust GAAP EPS for the per share affect of: mark-to-market impacts from commodity and foreign currency contracts, pre-tax separation costs related to the Spin-Off, business, portfolio realignment and restructuring costs, other incomes (expense) and the tax impacts of these noted items. Additionally, the Company excludes the impact of prior year (pre-Spin-off) intercompany sales and royalty arrangements with Kellanova that ceased upon the spin-off and for the impact of estimated incremental recurring costs to operate as a standalone company. Management believes that these metrics provide investors an additional basis to assess results over time.
•Free cash flow: Free cash flow is defined as Net cash provided by (used in) operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met.
Forward-Looking Statements

This press release contains a number of forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include predictions of future results or activities and may contain the words “expect,” “believe,” “will,” “can,” “anticipate,” “estimate,” “project,” “should,” "would," or words or phrases of similar meaning. You are cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, a decline in demand for ready-to-eat cereals; supply chain disruptions and increases in costs and/or shortages of raw materials, labor, fuels and utilities as a result of geopolitical, economic and market conditions; consumers’ perception of our brands or company; business disruptions; our ability to drive our growth targets to increase revenue and profit; our failure to achieve our targeted cost savings and efficiencies from cost reduction initiatives; strategic acquisitions, alliances, divestitures or joint ventures or organic growth opportunities we may pursue in the future; material disruptions at one of our facilities; our ability to attract, develop and retain the highly skilled people we need to support our business; a shortage of labor, our failure to successfully negotiate collectively bargained agreements, or other general inflationary pressures or changes in applicable laws and regulations that could increase labor costs; an increase in our post-retirement benefit-related costs and funding requirements caused by, among other things, volatility in the financial markets, changes in interest rates and actuarial assumptions; our inability to obtain sufficient capital to grow our business and to increase our revenues; an impairment of the carrying value of goodwill or other acquired intangibles; increases in the price of raw materials, including agricultural commodities, packaging, fuel and labor; increases in transportation costs and reduced availability of, or increases in, the price of oil or other fuels; competition, including with respect to retail and shelf space; the changing retail environment and the growing presence of alternative retail channels; the successful development of new products and processes; adverse changes in the global climate or extreme weather conditions; and other risk factors as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its Registration Statement on Form 10, Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, Current Reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exhaustive.

Any forward-looking statement made in this press release speaks only as of the date of this press release. WK Kellogg Co does not undertake to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

[WK Kellogg Co Financial News]

WK KELLOGG CO
CONSOLIDATED STATEMENT OF INCOME (Unaudited)
(millions, except per share data)

	Quarter ended		Year-to-date period ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales	$689	$692	$2,068	$2,112
Cost of goods sold	495	496	1,475	1,544
Selling, general and administrative expense	162	179	468	497
Restructuring Costs	38	—	38	—
Operating profit	(6)	17	87	71
Interest expense	7	—	23	—
Other income (expense), net	(2)	38	8	53
Income before income taxes	(15)	55	72	124
Income taxes	(4)	13	19	29
Net income (loss)	$(11)	$42	$53	$95

Per share amounts (a):
Basic earnings	$(0.13)	$0.49	$0.62	$1.10
Diluted earnings	$(0.13)	$0.49	$0.60	$1.10
Average shares outstanding:
Basic	86	86	86	86
Diluted	86	86	88	86
Actual shares outstanding at period end	86	86	86	86

(a)On October 2, 2023, Kellanova, the former parent company of WK Kellogg Co, distributed 85,631,304 shares of WK Kellogg Co common stock to Kellanova's shareholders in connection with its spin-off of WK Kellogg Co. Basic and diluted earnings per share and the average number of shares outstanding were retrospectively recast for the number of WK Kellogg Co shares outstanding immediately following the spin-off for the quarter and year to date period ended September 30, 2023.

WK KELLOGG CO
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(millions)

	Year-to-date period ended
	September 28, 2024	September 30, 2023
Operating activities
Net income	$53	$95
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	59	49
Pension and postretirement benefit plan expense (benefit)	(21)	(52)
Deferred income taxes	(7)	—
Stock compensation	11	3
Restructuring expenses	38	—
Other	3	2
Pension plan contributions	(17)	(1)
Changes in operating assets and liabilities:
Trade receivables	56	(92)
Inventories	5	106
Accounts payable	(37)	9
Due to/from related parties	—	13
Income taxes payable	5	—
Accrued advertising and promotion	(28)	22
Accrued salaries and wages	(5)	22
All other current assets and liabilities	(26)	23
All other noncurrent assets and liabilities	9	(15)
Net cash provided by (used in) operating activities	$98	$184
Investing activities
Additions to properties	(96)	(93)
Other	2	—
Property damage recoveries from insurance proceeds	—	4
Net cash provided by (used in) investing activities	$(94)	$(89)
Financing activities
Proceeds from borrowings under the Credit Agreement	—	664
Repayment of borrowings under the Credit Agreement	(9)	—
Payment of financing fees	—	(7)
Repayment of notes payable, with maturities less than 90 days	(2)	—
Net transfer (to)/from Kellanova	—	(25)
Net issuances of common stock	3	—
Dividend paid to Kellanova	—	(663)
Dividends paid	(41)	—
Other	5	—
Net cash provided by (used in) financing activities	$(44)	$(31)
Effect of exchange rate changes on cash and cash equivalents	(2)	—
Increase (decrease) in cash and cash equivalents	(42)	64
Cash and cash equivalents at beginning of period	89	—
Cash and cash equivalents at end of period	$47	$64

WK Kellogg Co Free Cash Flow:
Net cash provided by (used in) operating activities	$98	$184
Additions to properties	$(96)	$(93)
Free cash flow (a)	$2	$91
(a) Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

WK KELLOGG CO
CONSOLIDATED BALANCE SHEET (Unaudited)
(millions, except per share data)

	September 28, 2024	December 30, 2023
Current assets
Cash and cash equivalents	$47	$89
Accounts receivable, net	199	244
Inventories	339	345
Other current assets	17	28
Total current assets	602	$706
Property, net	764	739
Operating lease right-of-use assets	99	18
Goodwill	53	53
Other intangibles	57	57
Postretirement plan assets	300	283
Other assets	25	33
Total assets	$1,900	$1,889
Current liabilities
Notes payable	2	4
Current maturities of long-term debt	15	8
Accounts payable	508	541
Accrued advertising and promotion	92	121
Accrued salaries and wages	52	57
Other current liabilities	101	105
Total current liabilities	770	$836
Long-term debt	472	487
Long-term operating lease obligations	83	12
Deferred income taxes	96	106
Pension liability	122	135
Other liabilities	41	13
Equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized Issued: 85,977,995 shares as of September 28, 2024 and 85,812,883 shares as of December 30, 2023	—	—
Capital in excess of par value	341	327
Retained earnings	11	1
Accumulated other comprehensive income (loss)	(36)	(28)
Total equity	316	300
Total liabilities and equity	$1,900	$1,889

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Adjusted Net Sales to Standalone Adjusted Net Sales

	Quarter ended		Year-to-date period ended
(millions)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Reported net sales	$689	$692	$2,068	$2,112
Adjusted net sales	689	692	2,068	2,112
Impact of prior intercompany sales agreements	—	(8)	—	(24)
Standalone adjusted net sales	$689	$684	$2,068	$2,087

% change - 2024 vs. 2023:
Reported net sales growth	(0.4)%		(2.1)%
Adjusted net sales growth	(0.4)%		(2.1)%
Impact of prior intercompany sales agreements	1.1%		1.2%
Standalone adjusted net sales growth	0.7%		(0.9)%
Volume (tonnage) (a)	(1.1)%		(3.2)%
Pricing/mix (a)	1.8%		2.3%
(a) Volume and pricing/mix changes percentage excludes the impact of pre-spin-off prior intercompany sales agreements.
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Adjusted Gross Profit to Standalone Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Reported gross profit	$194	$196	$593	$568
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	3	(8)	5	3
Separation costs	2	2	8	19
Business, portfolio realignment and restructuring costs	4	2	6	3
Adjusted gross profit	$203	$193	611	592
Impact of prior intercompany and sales and royalty agreements	—	2	—	8
Standalone adjusted gross profit	$203	$195	611	600
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Adjusted Gross Margin to Standalone Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Reported gross margin	28.1%	28.4%	28.7%	26.9%
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	0.5%	(1.1)%	0.2%	0.1%
Separation costs	0.3%	0.3%	0.4%	0.9%
Business, portfolio realignment and restructuring costs	0.5%	0.3%	0.2%	0.1%
Adjusted gross margin	29.4%	27.9%	29.5%	28.1%
Impact of prior intercompany and sales and royalty agreements	—%	0.6%	—%	0.7%
Standalone adjusted gross margin	29.4%	28.5%	29.5%	28.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK Kellogg Co
Reconciliation of Non-GAAP Amounts - Reported Net Income to Adjusted Net Income

	Quarter ended			Year-to-date period ended
(millions)	September 28, 2024	September 30, 2023	% Change	September 28, 2024	September 30, 2023	% Change
Reported net income (loss)	$(11)	$42	(126.2)%	$53	$95	(44.2)%
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	3	(8)		5	3
Other (income) expense	2	(38)		(8)	(53)
Separation costs	6	28		22	89
Business, portfolio realignment and restructuring costs	42	1		44	2
Income tax impact applicable to adjustments, net	(15)	4		(21)	(8)
Adjusted net income	$27	$28	(3.6)%	$96	$127	(24.4)%
Estimated standalone costs	—	(6)		—	(17)
Historical intercompany sales and royalty agreements	—	2		—	8
Income tax impact applicable to adjustments, net	—	1		—	2
Standalone adjusted net income	$27	$25	8.0%	$96	$120	(20.0)%
Note: Tables may not foot due to rounding.
Business, portfolio realignment and restructuring costs include approximately $38 million of restructuring costs.
Other (income) expense includes a $3 million pension curtailment loss driven by restructuring activities. In addition, Other (income) expense includes a $3 million pension remeasurement loss.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Income to Adjusted EBITDA to Standalone Adjusted EBITDA

	Quarter ended		Year-to-date period ended
(millions)	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Reported net income (loss)	$(11)	$42	$53	$95
Interest expense	7	—	23	—
Income tax expense (benefit)	(4)	13	19	29
Depreciation and amortization expense	21	17	59	49
EBITDA	$12	$72	$153	$174
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	3	(8)	5	3
Other (income) expense	2	(38)	(8)	(53)
Separation costs	6	28	22	89
Business, portfolio realignment and restructuring costs	42	1	44	2
Adjusted EBITDA	$65	$55	$217	$215
Estimated standalone costs	—	(6)	—	(17)
Historical intercompany sales and royalty agreements	—	2	—	8
Standalone Adjusted EBITDA	$65	$51	$217	$206
Reported Net Income Margin	(1.6)%	6.0%	2.6%	4.5%
Adjusted EBITDA Margin	9.5%	8.0%	10.5%	10.2%
Standalone Adjusted EBITDA Margin	9.5%	7.5%	10.5%	9.9%
Note: Tables may not foot due to rounding.
Business, portfolio realignment and restructuring costs include approximately $38 million of restructuring costs.
Other (income) expense includes a $3 million pension curtailment loss driven by restructuring activities. In addition, Other (income) expense includes a $3 million pension remeasurement loss.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
WK Kellogg Co Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Earnings Per Share to Standalone Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Reported EPS	$(0.13)	$0.49	$0.60	$1.10
(Gain) loss on mark-to-market on foreign exchange and commodity hedges (pre-tax)	0.03	(0.09)	0.05	0.03
Other (income) expense	0.03	(0.45)	(0.09)	(0.61)
Separation costs (pre-tax)	0.07	0.33	0.25	1.04
Business, portfolio realignment and restructuring costs (pre-tax)	0.49	0.01	0.51	0.02
Income tax impact applicable to adjustments, net*	(0.18)	0.04	(0.24)	(0.10)
Adjusted EPS	$0.31	$0.33	$1.09	$1.48
Estimated standalone costs	—	(0.07)	—	(0.20)
Historical intercompany sales and royalty agreements	—	0.02	—	0.09
Income tax impact applicable to adjustments, net*	—	0.01	$—	0.03
Standalone adjusted EPS	$0.31	$0.29	$1.09	$1.40
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	September 28, 2024	December 30, 2023
Notes payable	$2	$4
Current maturities of long-term debt	15	8
Long-term debt	472	487
Total debt liabilities	489	499
Less:
Cash and cash equivalents	(47)	(89)
Net debt	$442	$410
For more information on the reconciling items in the table above, please refer to the Non-GAAP financial measures section.

Significant items impacting comparability

Mark-to-market on foreign exchange and commodity hedges
The Company recognizes mark-to-market adjustments for commodity contracts and certain foreign currency contracts as incurred. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. The Company recorded pre-tax mark-to-market loss of $3 million and $5 million for the quarter ended and year-to-date period ended September 28, 2024. The Company recorded a pre-tax mark-to-market gain of $8 million and loss of $3 million for the quarter and year-to-date period ended September 30, 2023.

Separation costs
The Company incurred pre-tax charges related to the Spin-Off, primarily related to transition and spin-related employee costs under the Transition Services Agreement of $6 million and $22 million for the quarter and year-to-date period ended September 28, 2024. The Company recorded separation costs, primarily related to legal and consulting costs, of $28 million and $89 million for the quarter and year-to-date period ended September 30, 2023.

Business, portfolio realignment and restructuring costs
The Company incurred restructuring and non-recurring costs related to a reconfiguration of its supply chain network designed to drive increased productivity, resulting in pre-tax costs of $42 million and $44 million for the quarter and year-to-date period ended September 28, 2024. The Company incurred pre-tax costs in connection with its business and portfolio realignment of $1 million and $2 million for the quarter and year-to-date period ended September 30, 2023.

Other income (expense), net
The Company excludes the impact of all non-operating items from its Adjusted EBITDA calculation, which primarily includes pension related income (expense), net, and financing fees. As a result, other expense of $2 million and other income of $8 million was excluded for the quarter and year-to-date period ended September 28, 2024. Other income of $38 million and $53 million was excluded for the quarter and year-to-date period ended September 30, 2023.

Historical intercompany sales and royalty agreements
The Company recognizes certain pre-existing intercompany royalty and sales arrangements with Kellanova that ceased to exist upon spin-off. The respective net sales impacts of these agreements were $8 million and $24 million for the quarter and year-to-date period ended September 30, 2023. The respective cost of goods sold impacts of these agreements were $2 million and $8 million for the quarter and year-to-date period ended September 30, 2023.

Estimated standalone costs
The Company estimated expense of incremental and recurring costs required to operate as a separate public company, shown net of estimated related incremental depreciation costs. Estimated standalone costs for the quarter and year-to-date period ended September 30, 2023 was $6 million and $17 million.